UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2007

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 18, 2007, NCR Corporation (“NCR” or the “Company”) appointed the Company’s Controller, Robert Fishman (“Fishman”), to serve as Interim Chief Financial Officer, effective as of May 11, 2007. The Company previously reported in a Form 8-K filed with the Commission on April 4, 2007 that Peter Bocian planned to resign his position as Senior Vice President and Chief Financial Officer of the Company, effective May 11, 2007.

Fishman, age 44, was appointed Controller of NCR in January, 2007. Prior to his appointment as Controller, Fishman served the Company in a variety of financial roles, including Interim Controller from April, 2006 to January, 2007, Vice President, Corporate Planning and Assistant Corporate Controller from January, 2005 to April, 2006, Chief Financial Officer of the Company’s Payment Solutions Division, Director of Financial Solutions Division Planning, Director of Mergers and Acquisitions, and Director of EMEA Planning and Pricing.

In connection with Mr. Fishman’s appointment, the Compensation and Human Resource Committee of the Company’s Board of Directors (the “Committee”), approved certain changes to Fishman’s compensation, including grants of: (i) non-qualified stock options to purchase a number of whole shares of NCR Common Stock with a total dollar value equal to $125,000; and (ii) performance-based restricted stock units of NCR Common Stock with a dollar value equal to $125,000. The exercise price for each share subject to the option grant will be equal to the closing price of one share of NCR stock on the grant effective date of June 1, 2007. The number of shares subject to the option grant will be determined by dividing $125,000 by the average of the closing price of NCR stock for the 20 trading days preceding the grant effective date and then dividing the result by the 2007 Black-Scholes valuation factor, with the result rounded to the nearest whole share. Each option is subject to the terms and conditions set forth in the 2007 Stock Option Agreement approved by the Committee on December 18, 2006 and disclosed in a Form 8-K filed with the Commission on December 20, 2006. The number of units for the grant of performance-based restricted stock units will be determined by dividing $125,000 by the average of the closing price of NCR stock for the 20 trading days preceding the grant effective date of June 1, 2007, with the result rounded to the nearest whole unit. The restricted stock unit grant is subject to the terms and conditions set forth in the 2007 Performance Based Restricted Stock Unit Agreement approved by the Committee on December 18, 2006 and disclosed in a Form 8-K filed with the Commission on December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: May 23, 2007	By:	/s/ Peter Lieb
Peter Lieb
Senior Vice President, General Counsel and Secretary